SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction ofIncorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)

        145 Highview Terrace, Hawthorne, NJ                                    07506

       (Address of Principal Executive Offices)                              (Zip Code)

(973) 544-6116

(Issuer’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On February 2, 2012, Proteoderm, Inc. (the “Company”), a controlled subsidiary of Proteonomix, Inc. (the “Registrant”) hired Jaci Mandil, of Livingston, New Jersey, as its Chief Executive and Operating Officer.  Ms. Mandil attended the University of South Dakota Business School for Business Management & Marketing.  She grew up in a family business in Pierre, South Dakota, where she was a buyer and marketing manager.  She worked as a personal coach and fashion consultant to various top 10 contestants competing in the Miss South Dakota Miss America pageant, Miss South Dakota USA & Mrs. America Pageant USA.  She was a regional representative of South Dakota Retailers in the late 80’s.  Later she joined the National Chem-Search, a fortune 500 company and producer of industrial products as a marketing representative.  She moved to NYC to join International Intimates where she worked for 13 years as a sales executive who integrated into each customer’s business plan making International Intimates an industry leader..  Within that role she developed business plans, merchandise assortments & distribution of product.  Jaci played a major role in developing new products & private label programs.  She provided an exclusive service to national department stores & fine specialty retailers worldwide. Ms. Mandil left that company in May, 2005 to raise her family.  She currently resides in New Jersey with her husband and four children.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated:  February 3, 2012

By:/s/Michael Cohen

Name:   Michael Cohen

  President